UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2013

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada		89701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material definitive Agreement

As previously announced, on November 14, 2011, Del Toro Silver Corp. (“our company”) entered into an asset sale agreement (the “Asset Sale Agreement”) with Bowerman Holdings LLC (“Bowerman”) to acquire up to seventy-five percent (75%) of one hundred percent (100%) of Bowerman’s right, title and interest in and to thirty one (31) KM mining claims and seventeen (17) Raddlefinger mining claims located in Siskiyou County, California. Closing of the acquisition was scheduled to occur by February 12, 2012, however our company and Bowerman had extended the closing date of the Asset Sale Agreement to May 31, 2013.

Effective May 31, 2013, our company and Bowerman entered into an extension agreement amending the Asset Sale Agreement to extend the closing date from May 31, 2013 to November 31, 2013.

Item 9.01	Financial Statements and Exhibits

10.1	Asset Sale Agreement with Bowerman Holdings, LLC dated November 14, 2011 (incorporated by reference to our Current Report on Form 8-K filed on November 21, 2011).

10.2	Extension Agreement with Bowerman Holdings, LLC dated May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	May 31, 2013